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                                                                    EXHIBIT 23.6

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


    We hereby consent to the use in the Registration Statement of WCB Holding Corp. on Form S-4 and in the Proxy Statement/Prospectus of FPL Group, Inc. and Entergy Corporation which is part of Amendment No. 1 to the Registration Statement No. 333-44522, of our opinion dated July 28, 2000 appearing as Annex C to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name in the section entitled "Opinions of Entergy's Financial Advisors". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



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
                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:  /s/ DANIEL B. MORE
                                                            -----------------------------------------
                                                            Daniel B. More
                                                            MANAGING DIRECTOR
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New York, New York
October 12, 2000